UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

ERNEXA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	31-1103425
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1035 Cambridge Street, Suite 18A Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants, each warrant exercisable for one share of common stock, par value $0.005 per share	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 293150

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are Common Warrants of Ernexa Therapeutics Inc. (the “Company”). For a description of the Warrants, reference is made to the information under the heading “Description of the Securities to be Registered” included in the prospectus that constitutes a part of the Company’s Registration Statement on Form S-1 (File No. 333-293150), dated February 5, 2026 (the “Registration Statement”), which information is incorporated herein by reference. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Composite Restated Certificate of Incorporation of the Company	10-K	3.1	03/14/2024
3.2	Second Amended and Restated Bylaws of the Company	8-K	3.2	10/11/2022
3.3	Certificate of Validation of Eterna Therapeutics Inc., as filed with the Secretary of State of the State of Delaware on September 3, 2021	8-K	3.1	09/13/2021
3.4	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, effective March 26, 2025 (Name Change).	8-K	3.1	03/26/2025
3.5	Third Amended and Restated Bylaws of the Company	8-K	3.2	03/26/2025
3.6	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed June 2, 2025 (Authorized Shares).	8-K	3.1	06/02/2025
3.7	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed June 2, 2025 (Written Consent).	8-K	3.2	06/02/2025
3.8	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, filed June 10, 2025 (Reverse Stock Split).	8-K	3.1	06/12/2025
4.1	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	10-K	4.1	04/15/2022
4.2	Form of Warrant	S-1	4.2	02/05/2026

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	February 5, 2026

ERNEXA THERAPEUTICS INC.

		By:	/s/ Sanjeev Luther
		Name:	Sanjeev Luther
		Title:	Chief Executive Officer